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                                                                    EXHIBIT 99.7

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the "Rights Offering") by Velocity Express Corporation (the "Company") of subscription rights ("Rights") distributed to all of the Company's holders of record ("Record Holders") to subscribe for and purchase shares of its Series I Convertible Preferred Stock, par value $0.004 per share ("Series I Preferred"). The Rights are described in detail in the Company's Prospectus dated September __, 2003 (the "Prospectus") which is attached.

        This will instruct you whether to exercise Rights to purchase shares of the Company's Series I Preferred with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions for Use of Velocity Express Subscription Rights Certificates."

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   Box 1.    [ ]     Please DO NOT EXERCISE RIGHTS for shares of Series I
                     Convertible Preferred Stock.

   Box 2.    [ ]     Please EXERCISE RIGHTS for shares of Series I Convertible
                     Preferred Stock as set forth below.

                                  NUMBER           SUBSCRIPTION
                                OF RIGHTS             PRICE                     PAYMENT
                                ---------             -----                     -------
Basic Subscription Right:                     X       $2.20          =  $ ________ (Line 1)
Over-Subscription Right:                      X       $2.20          =  $ ________ (Line 2)
                                Total Payment                        =  $ ________ (Sum of Lines 1
                                     Required                           and 2; must equal total of
                                                                        amounts in Boxes 3 and 4.)

   Box 3.    [ ]     Payment in the following amount is enclosed $________.

   Box 4.    [ ]     Please deduct payment from the following account maintained by you as follows:

   __________________                 _______________________
   Type of Account                    Account No.

   Amount to be deducted:  $________

                                             SIGNATURE(S)
                                             Please type or print name(s) below:


   Date:  __________, 2003